Exhibit 23.2








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-00362, 333-24809 and 333-34193 of Elcom International, Inc. on Forms S-8 of our reports each dated 21 March, 1997 (relating to the 1996 and 1995 financial statements of Elcom International Limited and AMA (UK) Limited), appearing in this Annual Report on Form 10-K of Elcom International, Inc. for the year ended December 31, 1998.


/s/  Deloitte & Touche
Deloitte & Touche
Chartered Accountants
London, England
29 March 1999